NOVATION AGREEMENT This NOVATION AGREEMENT (this “Agreement”) is made as of December 22, 2023, (the “Effective Date”), by and among LianBio Development (HK) Limited (as successor-in-interest to Lian Oncology Limited) (“Lian”), LianBio (“Lian Cayman”), Janssen Pharmaceutica NV (“Assignee”), and Nanobiotix S.A. (“Nanobiotix”). WITNESSETH WHEREAS, Lian, Nanobiotix, and, solely with respect to Section 15.13 of the LDCA, Lian Cayman, are parties to that certain (a) License, Development, and Commercialization Agreement, dated as of May 11, 2021, as amended by that certain Amendment No.1 thereto dated as of March 16, 2023, a copy of which is attached hereto as Exhibit A (the “LDCA”); (b) Clinical Supply Agreement, dated as of May 9, 2022 (the “CSA”), a copy of which is attached hereto as Exhibit B (collectively (a) and (b), the “Nano Agreements Novated At Closing”); (c) Global Trials Collaboration Agreement, dated as of June 30, 2023 (the “GTCA”), a copy of which is attached hereto as Exhibit C; (d) Letter of Intent for Material Information Transfer Agreement, dated as of February 22, 2022, a copy of which is attached hereto as Exhibit D; (e) Supply and Quality Side Letter, dated March 11, 2022, a copy of which is attached hereto as Exhibit E; and (f) Clinical Supply Side Letter, dated December 14, 2021, a copy of which is attached hereto as Exhibit F (collectively (c) through (f), the “Nano Agreements Novated Post-Closing”; and collectively (a) through (f), the “Nano Agreements”); WHEREAS, Lian, Assignee and Lian Cayman are entering into that certain Asset Purchase Agreement (the “APA”), pursuant to which Lian agrees to sell, convey, transfer and assign and cause to be sold, conveyed, transferred and assigned, to Assignee, and Assignee agrees to purchase and acquire from Lian and certain of its affiliates, certain assets and liabilities relating to the Licensed Products (as defined in the LDCA); WHEREAS, as a condition to entering into the APA and consummation of the transactions contemplated thereby, the parties are entering into this Agreement to novate each of the Nano Agreements on the terms and conditions stated herein. NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows: 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the LDCA. 2. Novation. a. Lian hereby assigns, transfers, and conveys to Assignee all of Lian’s rights, title, interests, obligations, and liabilities in, to, and under each of the Nano Agreements, other than any liabilities of Lian or any of its Affiliates to any Person and claims from any Person relating to or arising out of circumstances existing on or prior to the Effective Date (the “Excluded Liabilities”). Assignee hereby accepts, assumes and agrees to undertake all of the rights, title, interests,

2 obligations, duties, covenants and liabilities of Lian under each of the Nano Agreements other than the Excluded Liabilities. b. Nanobiotix, Assignee, Lian and Lian Cayman each agree that, as of and after the Effective Date, Lian, and to the extent applicable, Lian Cayman, shall cease to be subject to, or liable under, any of the Nano Agreements to the extent arising after the Effective Date, other than the Excluded Liabilities, which as between Lian and Lian Cayman, on one hand, and Assignee, on the other hand, shall be the sole liabilities of Lian and Lian Cayman. c. The assignment and assumption pursuant to this Section 2 shall be effected in the form of novation of each of the Nano Agreements, which shall become effective (i) with respect to each Nano Agreement Novated At Closing, on the Effective Date and (ii) with respect to each Nano Agreement Novated Post-Closing, on the first calendar day following the end of the Transition Period (as defined in the APA) or such other date as may be otherwise agreed in writing by Lian and Assignee ((i) and (ii), the “Novation Effective Date”). d. Nanobiotix hereby consents, agrees to, and ratifies the novation, assignment and assumption on the terms and conditions set forth in this Section 2 and agrees that such novation, assignment and assumption shall constitute a novation of each of the Nano Agreements from Lian to Assignee. 3. Insurance. a. Lian hereby agrees to use its best efforts to cause Nanobiotix to be named as an additional insured party on its Life Science Human Clinical Trial Liability Insurance between Shanghai LianBio Development Co., Ltd. and Huatai P&C Insurance Company Ltd., dated September 2, 2021 (the “Clinical Trial Insurance”). b. Lian will maintain the Clinical Trial Insurance in full force and effect, without interruption, for a period of twelve (12) months following the date of the APA or such longer time as may be required by applicable Law. 4. Amendment to LDCA. c. As of the Effective Date, Section 2.5 (Exclusivity) of the LDCA shall be deleted in its entirety and replaced with the following: “2.5 Exclusivity. (a) Generally. Subject to the terms of this Agreement, neither Nanobiotix or its Affiliates will (by itself or with or through an Affiliate, a Sublicensee or a Third Party) Develop, Manufacture, or otherwise Commercialize any Competing Product in the Field in the Territory.

3 (b) Business Combinations. Nanobiotix will not be in breach of the restrictions set forth in this Section 2.5 if it or any of its Affiliates undergoes a Change of Control with a Third Party (together with such Third Party and its Affiliates following the closing of the applicable Change of Control transaction, the “Acquired Party”), provided that, if at the closing of the Change of Control transaction such Acquired Party is (either directly or through an Affiliate, or in collaboration with the Third Party) Developing, Manufacturing, or Commercializing one or more Competing Products in the Territory, then subject to Section 14.2(d), the Acquired Party may continue to Develop, Manufacture, and Commercialize such Competing Products so long as (i) no Nanobiotix IP or Party Invention is used by or on behalf of such Acquired Party or its Affiliates in connection with any subsequent Develop, Manufacture, or Commercialization of such Competing Products, and (ii) such Acquired Party agrees to be bound by all obligations in this Agreement and institutes commercially reasonable technical and administrative safeguards to ensure the requirements set forth in the foregoing clause (i) are met, including by creating “firewalls” between the personnel working on such Competing Products and the personnel teams charged with working on the Licensed Product or having access to data from activities performed under this Agreement or Confidential Information of the Parties. (c) Acquisition of a Competing Product. Nanobiotix will not be in breach of the restrictions set forth in this Section 2.5 if it or any of its Affiliates acquires a Competing Product through an acquisition of, or a merger with, the whole or substantially the whole of a business or assets of another Person (such acquisition or merger not leading to a Change of Control), so long as such Party (or its Affiliate) (i) enters into a definitive agreement with a Third Party to divest (whether by exclusive outlicense or otherwise) such Competing Product within twelve (12) months after the closing of such acquisition or merger or (ii) terminates the further Development or Commercialization of such Competing Product within hundred eighty (180) days after the closing of such acquisition or merger as long as, until the completion of such divestiture or termination, (A) no Nanobiotix IP or Party Invention is used by or on behalf of such Party or its Affiliates in connection with any subsequent Development or Commercialization of such Competing Product, and (B) such Party institutes commercially reasonable technical and administrative safeguards to ensure the requirements set forth in the foregoing clause (B) are met, including by creating “firewalls” between the personnel working on such Competing Product and the personnel teams charged with working on the Licensed Product or having access to data from activities performed under this Agreement or Confidential Information of the Parties.”

4 d. As of the Effective Date, Section 15.13 (Lian Cayman Guarantee) of the LDCA shall be deleted in its entirety. 5. With respect to each Nano Agreement, effective as of the applicable Novation Effective Date, the contact information of Lian thereunder shall be deleted in its entirety and replaced with the following language: “To Janssen: Janssen Pharmaceutica N.V. 30 Turnhoutseweg B-2340 Beerse, Belgium Attention: Company President with a copy to: Office of the General Counsel Johnson & Johnson One Johnson Drive New Brunswick, NJ 08933 Attn: General Counsel, Pharmaceuticals” 6. Except as amended and novated hereby, Nanobiotix hereby consents, agrees, and ratifies that the terms and provisions of each Nano Agreement remain in full force and effect without modification or amendment. The Parties stipulate and agree that, except as set forth in this Agreement, no terms set forth in the APA modifies any of the rights or obligations of any of the parties to any of the Nano Agreements. 7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law or choice of law provisions thereof. 8. This Agreement shall be binding upon, be enforceable against, and inure to the benefit of the parties hereto and their respective successors and assigns. 9. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instruments. Facsimiles and .PDFs of signatures may be taken as the actual signatures. [Signature Page to Follow]

me,A,}# i Goten e Board of Directors Janssen Pharmaceutlca NV JANSSEN PHARMACEUTICA NV Name: Title: [Signature Page to Novation Agreement]